As filed with the Securities and Exchange Commission on December 12, 2018

Registration No. 333-124711

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Applied Materials, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	94-1655526
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3050 Bowers Avenue, P.O. Box 58039, Santa Clara, California 95052-8039

(Address of Principal Executive Offices) (Zip Code)

APPLIED MATERIALS, INC.

EMPLOYEE SAVINGS AND RETIREMENT PLAN

(Full title of the plan)

Christina Y. Lai

Vice President, Corporate Legal Affairs, Corporate Secretary

Applied Materials, Inc.

3050 Bowers Avenue, P.O. Box 58039, Santa Clara, California 95052-8039

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (408) 727-5555

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

On May 6, 2005, the registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement 333-124711) (the “Form S-8”) registering 50,000,000 shares of the Registrant’s common stock, par value $.01 per share (the “Shares”), as well as plan interests, to be issued to participants under the Applied Materials, Inc. Employee Savings and Retirement Plan (the “Plan”).

As of January 16, 2018, the Applied Materials, Inc. Common Stock Fund under the Plan was fully liquidated and terminated resulting in common stock and plan interests no longer being offered, sold or held by participants under the Plan. This Post-Effective Amendment No. 1 to Registration Statement No. 333-124711 is being filed in order to deregister all Shares and plan interests that were registered under the Form S-8 and remain unsold under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-124711) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on December 12, 2018.

APPLIED MATERIALS, INC.

By:	/s/ Christina Y. Lai
	Name:	Christina Y. Lai
	Title:	Vice President, Corporate Legal Affairs, Corporate Secretary

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-124711) in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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